                                                                                               EXHIBIT 12
                                                                                            Page 1


                                            OHIO EDISON COMPANY
                               CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                             Year Ended December 31,
                                            ---------------------------------------------------
                                            1991       1992        1993        1994        1995
                                            ----       ----        ----        ----        ----
                                                          (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items       $264,823   $276,986   $  24,523    $303,531   $317,241
  Interest and other charges, before
    reduction for amounts capitalized      324,017    296,292     285,169     283,849    273,719
  Provision for income taxes               173,725    147,407      32,431     188,886    199,307
  Interest element of rentals charged
    to income (a)                          125,777    117,224     104,700     108,463    111,534
                                          --------   --------   ---------    --------   --------
    Earnings as defined                   $888,342   $837,909    $446,823    $884,729   $901,801
                                          ========   ========   =========    ========   ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt              $288,599   $275,835    $262,861    $259,554   $243,570
  Other interest expense                    27,696     13,958      16,445      18,931     22,944
  Subsidiaries' preferred stock dividend
    requirements                             7,722      6,499       5,863       5,364      7,205
  Adjustment to subsidiaries' preferred
    stock dividends to state on a
    pre-income tax basis                     5,018      3,420       7,659       3,294      2,956
  Interest element of rentals charged to
    income (a)                             125,777    117,224     104,700     108,463    111,534
                                          --------   --------    --------    --------   --------
    Fixed charges as defined              $454,812   $416,936    $397,528    $395,606   $388,209
                                          ========   ========    ========    ========   ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES (b)                                 1.95       2.01        1.12        2.24       2.32
                                              ====       ====        ====        ====       ====



----------------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $13,298,000, $9,762,000, $8,565,000,
     $7,424,000 and $6,315,000 for each of the five years ended December 31, 1995, respectively.



                                               - 1 -
















                                                                                               EXHIBIT 12
                                                                                            Page 2


                                            OHIO EDISON COMPANY
                  CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED AND
                     PREFERENCE STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                             Year Ended December 31,
                                            ---------------------------------------------------
                                            1991       1992        1993        1994        1995
                                            ----       ----        ----        ----        ----
                                                          (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items       $264,823   $276,986   $ 24,523     $303,531   $317,241
  Add-
    Interest and other charges, before
     reduction for amounts capitalized     324,017    296,292    285,169      283,849    273,719
    Provision for income taxes             173,725    147,407     32,431      188,886    199,307
    Interest element of rentals charged
     to income (a)                         125,777    117,224    104,700      108,463    111,534
                                          --------   --------   --------     --------   --------
      Earnings as defined                 $888,342   $837,909   $446,823     $884,729   $901,801
                                          ========   ========   ========     ========   ========

FIXED CHARGES AS DEFINED IN REGULATION
  S-K PLUS PREFERRED AND PREFERENCE STOCK
  DIVIDEND REQUIREMENTS
  (PRE-INCOME TAX BASIS):
  Interest on long-term debt              $288,599   $275,835   $262,861     $259,554   $243,570
  Other interest expense                    27,696     13,958     16,445       18,931     22,944
  Preferred and preference stock dividend
    requirements                            32,476     30,425     29,570       27,043     29,699
  Adjustment to preferred and preference
    stock dividends to state on a
    pre-income tax basis                    20,887     15,854     38,265       16,444     16,745
  Interest element of rentals charged to
    income (a)                             125,777    117,224    104,700      108,463    111,534
                                          --------   --------   --------     --------   --------


    Fixed charges as defined plus
      preferred and preference stock
      dividend requirements
      (pre-income tax basis)              $495,435   $453,296   $451,841     $430,435   $424,492
                                          ========   ========   ========     ========   ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES PLUS PREFERRED AND PREFERENCE
  STOCK DIVIDEND REQUIREMENTS
  (PRE-INCOME TAX BASIS) (b)                  1.79       1.85       0.99(c)      2.06       2.12
                                              ====       ====       ====         ====       ====

-----------------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $13,298,000, $9,762,000, $8,565,000,
     $7,424,000 and $6,315,000 for each of the five years ended December 31, 1995, respectively.
(c) Earnings as defined were deficient in 1993 by $5,018,000 to cover fixed charges plus preferred stock dividend requirements (pre-income tax basis).












                                                 - 2 -